UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 19, 2011

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho		83854
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code:		208-773-7450

___________________________________________________________________
(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee reviewed and approved the following changes to executive compensation, effective September 19, 2011: (i) our President and Chief Executive Officer is to be paid an annual salary of $200,000; (ii) our Chief Information Officer and Chief Operating Officer is to be paid an annual salary of $185,000; (iii) our Executive Vice President, Secretary and General Counsel is to be paid an annual salary of $185,000.

Effective September 13, 2011, our Compensation Committee approved cash compensation to our non-employee directors, John Schneller, Ralph Peterson and Jeffrey Wilson, at a rate of $20,000 annually.

The foregoing description of actions undertaken by the Compensation Committee does not purport to be complete and is qualified in its entirety by reference to any written plan, contract, or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	September 22, 2011

/s/ Ronald L. Junck
Ronald L. Junck
Secretary